EXHIBIT 99.1

Diamond Creek Group, LLC

Index to Financial Statements

December 31, 2020 and 2019

Boyle CPA, LLC

Certified Public Accountants & Consultants

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Partners’ of

Diamond Creek Group, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Diamond Creek Group, LLC, which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, partners’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Creek Group, LLC. as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Bayville, New Jersey
April 2, 2021

361 Hopedale Drive SE Bayville, NJ 08721	P (732) 822-4427 F (732) 510-0665

F-1

Diamond Creek Group, LLC

Balance Sheet

As of December 31, 2020 and December 31, 2019

	December 31, 2020	December 31, 2019
Assets
Current Assets
Cash	$80,800	$51,616
Accounts Receivable- net	38,158	56,961
Total Current Assets	118,958	108,577
Property and equipment, net of accumulated depreciation	73,593	81,224
Total assets	$192,551	$189,801

Liabilities and Equity
Current Liabilities
Accounts Payable and Accrued Expenses	$86,539	$51,666
Total current liabilities	86,539	51,666

Long-Term Liabilities	-	-
Total Long-Term Liabilities	-	-
Total Liabilities	$86,539	$51,666

Partner’s Equity
Partner’s Equity	106,012	138,135
Total Equity	106,012	138,135
Total Liabilities and Partner’s Equity	$192,551	$189,801

The accompanying notes are an integral part of these financial statements.

F-2

Diamond Creek Group, LLC

Statement of Operations

For The Years Ended December 31, 2020 And December 31, 2019

	December 31, 2020	December 31, 2019
Revenue
Sales Income	$1,521,735	$1,635,874
Discounts and Returns	(112,190)	(188,856)
Total Sales	1,409,545	1,447,018
Cost of Goods Sold	1,109,050	1,153,982
Gross Margin	$300,495	$293,036
Operating Expenses
Selling, general and administrative	251,850	243,808
Depreciation expense	22,132	21,959
Total operating expenses	273,982	265,767
Net Income (Loss) For The Period	$26,513	$27,269

The accompanying notes are an integral part of these financial statements.

F-3

Diamond Creek Group, LLC

Statement of Partners’ Equity

For the Years Ended December 31, 2020 And December 31, 2019

	Partner’s Capital	Total
Balance December 31, 2018	$134,132	$134,132
Partner Distributions	(23,266)	(23,266)
Net Income	27,269	27,269
Balance December 31, 2019	$138,135	$138,135
Partner Distributions	(58,636)	(58,636)
Net Income	26,513	26,513
Balance, December 31, 2020	$106,012	$106,012

The accompanying notes are an integral part of these financial statements.

F-4

Diamond Creek Group, LLC

Statement of Cash Flows

For The Years Ended December 31, 2020 And December 31, 2019

	2020	2019
Cash Flows From Operating Activities
Net Income	$26,513	$27,269
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	22,132	21,959
(Increase) decrease in:
Accounts receivable	18,803	(13,684)
Prepaids and other	-	7,226
Increase(decrease) in:
Accounts payable & Accrued expense	24,646	(10,776)
Other liabilities	10,226	5,735
Net cash provided by (used in) operating activities	102,320	37,729
Investing Activities
Purchase of equipment	(14,500)	-
Disposal of equipment	-	-
Net cash provided by (used in) investing activities	(14,500)	-
Financing Activities
Partners’ Distributions	(58,636)	(23,266)
Net cash provided by (used in) financing activities	(58,636)	(23,266)
Net Increase (Decrease) in Cash and Cash Equivalents	29,184	14,463
Cash and Cash Equivalents, Beginning of Period	51,616	37,153
Cash and Cash Equivalents, End of Period	$80,800	$51,615

The accompanying notes are an integral part of these financial statements.

F-5

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Diamond Creek Group, LLC. (“the Company”) was organized as a limited liability company under the laws of North Carolina in February of 2012.

Description of Business

The Company acts as a wholesale distributor and sells Diamond Creek Ionized 9.5pH Alkaline Natural Springs Water to various retailers and businesses.

Basis of Accounting

The financial statements are prepared on the accrual basis of accounting, whereby revenue is recognized when earned and expenses are recognized when incurred.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States (US GAAP) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Management uses its historical records and knowledge of its business in making estimates. Accordingly, actual results could differ from those estimates.

Revenue Recognition

On January 1, 2018, the Company adopted ASU No. 2014-09 “Revenue from Contracts with Customers” (Topic 606) and all subsequent ASUs that modified Topic 606 using the modified retrospective approach. Under Topic 606, the Company must identify the contract with a customer, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract, and recognize revenue when (or as) the Company satisfies a performance obligation.

The Company’s revenue is comprised of product sales. Substantially all the Company’s revenue is recognized at the time control of the product transfers to the customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents on December 31, 2020 or December 31, 2019.

Accounts Receivable

Accounts receivable is reported on the balance sheet at gross amounts due. Management closely monitors outstanding accounts receivable and charges off to expense any balances that are determined to be uncollectible. As of December 31, 2020, and December 31, 2019 accounts receivable were $38,158 and $56,961. There was no allowance for doubtful accounts and no bad debt expense was recorded.

F-6

Property and Equipment

Property and equipment are stated at cost. Expenditures for renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method for financial reporting purposes based on the following estimated useful lives:

Classification	Useful Life

Machinery & Equipment	7 Years

Valuation of long-lived assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes. The members of the LLC are taxed on their proportionate share of the Company’s taxable income. Therefore, the financial statements do not reflect a provision or liability for federal and state income taxes. The years ending on or after December 31, 2017 remain subject to examination by federal and state tax authorities.

Accounting Pronouncements

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to our financial position, results of operations or cash flows.

2. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31, 2020	December 31, 2019
Accounts payable	$60,636	$42,642
Accrued credit cards	$8,313	$1,659
Other Liabilities	$17,590	$7,365
Total	$86,539	$51,666

F-7

3. PROPERTY AND EQUIPMENT, NET

Property and equipment, net as of December 31, 2020 and December 31, 2019 was $73,593 and $81,224 respectively, consisting of the following:

	December 31, 2020	December 31, 2019
Machinery & Equipment	$168,214	$153,714
Less: accumulated depreciation	(94,621)	(72,490)
Plant and equipment, net	$73,593	$81,224

As December 31, 2020 and December 31, 2019 total depreciation expense was $22,132 and $21,959 respectively.

4. COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company may, from time to time, become a party to legal claims and disputes. At December 31, 2020, management and legal counsel are not aware of any pending or threated litigation or unasserted claims or assessments that could result in losses, if any, that would be material to the financial statements.

The COVID-19 pandemic is having significant effects on global markets, supply chains, business, and communities. The extent of the impact of the outbreak on the operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on the Company’s customers and vendors. Management believes they are taking appropriate actions to mitigate the negative impact. However, the full impact of COVID-19 is unknown and cannot be reasonably estimated as these events are still developing.

5. SUBSEQUENT EVENTS

The Company evaluated the effect subsequent events would have on the financial statements the date the financial statements were available to be issued.

F-8